EXHIBIT 4.2



                    SCHEDULE OF DIFFERENCESIN
                    ATTACHED PROMISSORY NOTES

[A]   [B]         [C]              [D]          [E]
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$ 350   September 6, 2006   Leonard W.  Three Hundred   Leonard  W. Suroff
                            Suroff      Fifty ($ 350)   12 Tompkins Avenue
                                                        Jericho, NY 11753
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$ 1,000 September 13, 2006  Leonard W.  One Thousand    Leonard W. Suroff
                            Suroff      ($1,000)        12 Tompkins Avenue
                                                        Jericho, NY 11753
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$ 3,750 October 4, 2006     Leonard W.  Three Thousand  Leonard W. Suroff
                            Suroff      Seven Hundred   12 Tompkins Avenue
                                        Fifty ($3,750)  Jericho, NY 11753
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$ 1,000 October 12, 2006    Leonard W.  One Thousand    Leonard W. Suroff
                            Suroff      ($1,000)        12 Tompkins Avenue
                                                        Jericho, NY 11753
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$ 120   August 14, 2006     Richard     One Hundred     Richard Bernstein
                            Bernstein   Twenty ($ 120)  4 Dogwood Hill
                                                        Brookville, NY 11545
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$ 350   September 6, 2006   Richard     Three Hundred   Richard Bernstein
                            Bernstein   Fifty ($ 350)   4 Dogwood Hill
                                                        Brookville, NY 11545
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$ 150   September 15, 2000  Richard     One Hundred     Richard Bernstein
                            Bernstein   Fifty ($150)    4 Dogwood Hill
                                                        Brookville, NY 11545
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$ 1,250 October 4, 2000     Richard     One Thousand    Richard Bernstein
                            Bernstein   Two Hundred     4 Dogwood Hill
                                        Fifty ($1,250)  Brookville, NY 11545
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



                         PROMISSORY NOTE

[A]                                          Jericho, New York
                                                          [B]


FOR VALUE RECEIVED, the undersigned, IPORUSSIA, INC., a Delaware corporation (the "Maker"), hereby absolutely, unconditionally,
                  -----
irrevocably and expressly promises to pay on January 1, 2008 to the order of [C] (the "Holder"), the sum [D], together with
                       ------
interest at the rate of 5.00% per annum, compounded annually, all upon the terms and provisions of this Amended and Restated Promissory Note (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided herein, this "Note").
                       ----

        Payment is to be made to the Holder, at the address for notices of the Holder set forth below, on such other place as the Holder may designate in waiting to the Maker, in lawful money of the United States of America in immediately available funds.

        If any payment of principal on this Note shall become due on a Saturday, Sunday or public holiday under the laws of the State of New York, such payment shall be made on the next succeeding business day.

        The Maker shall have the right, at its option, to prepay this Note in whole at any time or in part from time to time, without premium or penalty.

        Notwithstanding the foregoing, the entire unpaid principal of this Note shall become immediately due and payable without notice or demand in the event:

  (i) The Maker shall institute a proceeding to be adjudicated a bankrupt or insolvent or admits in writing its inability to pay its debts as they mature or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for himself or for the major part of its property;

  (ii) Any bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceeding for relief of debtors is instituted against the Maker; or

  (iii) Any trustee or receiver is appointed for the Maker or for the major part of its properties.

        In any case in which this Note has become due and payable, the Holder also may proceed to protect and enforce the Holder's rights by suit in equity and/or by action at law or equity, or by other appropriate proceedings, whether for specific performance (to the extent permitted by law) or otherwise, or proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the Holder and, in such event, the Maker agrees to pay reasonable attorneys' fees and costs incurred by the Holder in the collection hereof.

        All notices and other communications required or permitted to be given pursuant to this Note shall be in writing and shall be considered given in the manner, and be deemed given at times, as follows: (a) on the date delivered, if personally delivered; (b) on the next business day after being sent by recognized overnight mail service specifying next business day delivery; or (c) five (5) business days after mailing, if mailed by United States postage-paid certified or registered mail, return receipt requested, in each case addressed to the following addresses:

    (A)  To the Maker:

         IPORUSSIA, Inc.12 Tompkins AvenueJericho, New York 71753


    (B)  To the Holder:

         [E]

        The above-named parties may designate by notice to each other any new address for the purpose of this Note. Refusal to accept delivery of any item shall be deemed to be receipt of such item by the refusing party.

        This Note shall be construed and interpreted in accordance with the laws of the State of New York (other than those conflict of law rules that would defer to the substantive laws of another jurisdiction). Maker hereby consents and agrees that the Supreme Court of the State of New York for the County of Nassau and the United States District Court for the Eastern District of New York each shall have personal jurisdiction and proper venue with respect to any dispute between Maker and Holder under or related to this Note; provided that the foregoing
                               -------------
consent shall not deprive Holder of the right in its discretion to voluntarily commence or participate in any proceeding in any other court having jurisdiction and venue over Maker. Each and every modification, and amendment of this Note shall be in writing and signed by Holder and Maker, and each and every waiver of any term or provision of this Note shall be in writing and signed by Holder.

        This Note shall be binding upon the successors, assigns and legal representatives of Maker, but shall not be assigned by Maker. This Note shall inure to the benefit of the heirs, executors, administrators, successors, assigns and legal representatives of Holder and may be assigned by Holder. In the event that any term or provision of this Note shall be finally determined to be invalid, illegal or otherwise unenforceable by a court having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (a) before that court of the remaining terms and provisions of this Note or any related document, which shall be enforced as if the unenforceable term or provision were deleted, unless the unenforceable term or provision would impair the practical realization of Holder's principal rights and benefits hereunder, or (b) by or before any other court or governmental authority of any of the terms and provisions of this Note or any related document.

        Maker shall pay or reimburse on demand any and all costs and expenses incurred by Holder, whether directly or indirectly, in connection with the administration, maintenance, enforcement and adjudication of this Note or any related document and the rights, powers, privileges, remedies and other interests of Holder hereunder, thereunder and under applicable law, in each case including (without limitation) the disbursements, expenses and fees of counsel to Holder and the disbursements, expenses and fees of any local or special counsel retained by Holder or its counsel.
        The Maker hereby absolutely, unconditionally, irrevocably and expressly waives forever presentment, demand, protest, notice of dishonor, notice of any guaranty or other credit support, and notice of any renewal or extension of this Note.

        The Maker hereby absolutely, unconditionally, irrevocably and expressly waives forever trial by jury in any action, suit or proceeding in any jurisdiction brought by Holder against Maker or vice versa.

        Holder has not (directly or indirectly) offered, made, accepted or acknowledged any representation, warranty, promise, assurance or other agreement or understanding (whether written, oral, express, implied or otherwise) to, with or for the benefit of the Maker respecting any of the matters contained in this Note except for those expressly set forth in this Note. This Note contains the entire agreement and understanding of Maker and Holder and supersedes and completely replaces all prior and other representations, warranties, promises, assurances and other agreements and understandings (whether written, oral, express, implied or otherwise) among them with respect to the matters contained in this Note.

        IN WITNESS WHEREOF, the Maker has duly executed and delivered this Note as of the day and year first above written.

                          IPORUSSIA, INC.


                          By:/s/ Leonard W. Suroff
                             ---------------------------
                             Leonard W. Suroff
                             Executive Vice President







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